Exhibit 10.4

EXECUTION COPY

NORDEA BANK FINLAND PLC	SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
1211 Avenue of the Americas	Kungsträdgårdsgatan 8
New York, NY 10036	SE-106 40 Stockholm
USA	Sweden

April 12, 2016

Baltic Trading Limited

c/o Genco Shipping & Trading Limited

299 Park Avenue, 20th Floor

New York, NY 10171

Attention: John C. Wobensmith

Re:            Extension of Cure Period

To whom it may concern:

We refer to that certain Senior Secured Credit Agreement, dated as of December 31, 2014, entered into by and among (1) BALTIC TRADING LIMITED, a company incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”), (2) GENCO SHIPPING & TRADING LIMITED, a company incorporated under the laws of the Republic of the Marshall Islands (“Genco”), (3) the Lenders party hereto from time to time (the “Lenders”) and (4) NORDEA BANK FINLAND PLC, NEW YORK BRANCH (“Nordea”), as Administrative Agent (in such capacity, the “Administrative Agent”) and as Security Agent under the Security Documents (in such capacity, the “Security Agent”) (as amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”).  All terms not defined herein shall have the meaning given thereto in the Credit Agreement.

The Compliance Certificate delivered by the Borrower on March 15, 2016 in respect of the financial period ended on December 31, 2015 showed a shortfall in respect of the collateral maintenance ratio requirement under Section 8.07(d) of the Credit Agreement, which shortfall, if uncured, shall result in an Event of Default as of May 14, 2016 pursuant to Section 9.03 of the Credit Agreement (the “December 2015 Collateral Maintenance Shortfall”).

Subject to the terms and conditions set forth in this letter agreement, the Lenders hereby agree that solely with respect to the December 2015 Collateral Maintenance Shortfall, the Lenders extend the cure period provided in Section 8.07(d) of the Credit Agreement to May 31, 2016; provided, that until such date, neither Genco nor any Subsidiary of Genco shall be permitted to make a payment, repayment or prepayment of any principal of a loan to any of its lenders or other creditors (other than any indebtedness owed to the lenders as and when they fall due under the credit facility involving the vessel Baltic Hornet or the credit facility involving the vessel Baltic Wasp and other than any inter-company indebtedness by and among Genco and its Subsidiaries in the ordinary course of business) or create any security or give any guarantee or other commitment or credit support (or procures or allows any of its Affiliates to do so) in favor of any lender or other creditor of any of Genco and its Subsidiaries (other than cross collateralization of facilities to the same lender for security maintenance purposes); provided,  further, that any breach of the requirement set forth in the foregoing proviso shall terminate the extension of the cure period granted in this paragraph.

This letter agreement shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any payments required to be made pursuant to the Credit Agreement (including, but not limited to, payments of any principal, interest and fees) or a waiver of any breach or default other than as specifically waived or modified herein, (b) affect the right of the Lenders to demand compliance by the Obligors with all terms and conditions of the Credit Agreement, except as specifically modified or waived by this letter agreement, (c) be deemed a waiver of any transaction or future action on the part of the Obligors requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement (except as contemplated by this letter agreement), or (d) except as waived or modified hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s, the Security Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

This letter agreement shall only be deemed effective when the Administrative Agent shall have received a copy of this letter agreement duly executed by each of the Obligors, the Lenders and the Administrative Agent.

Each of the Obligors hereby represents and warrants that after giving effect to this Agreement, (i) the representations and warranties of the Obligors set forth in the Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default (other than the December 2015 Collateral Maintenance Shortfall) or Event of Default.

Each of the Obligors (a) affirms all of its obligations under the Credit Documents as modified hereby and (b) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Credit Documents except as expressly set forth herein.

This letter agreement (a) shall be governed by and shall be construed and enforced in accordance with, the laws of the State of New York and (b) may be executed in any number of counterparts, and telecopied signatures (or signatures delivered via electronic mail or “pdf”) each of which shall be enforceable as an original.

This letter agreement is a Credit Document.

[Signature Pages Follow]

Very truly yours,

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Administrative Agent and Lender

By:	/s/ Erik Havnvik
Name:	Eric Havnvik
Title:	Vice President

By:	/s/ Martin Lunder
Name:	Martin Lunder
Title:	Senior Vice President

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL),
as Lender

By:	/s/Arne Juell-Skielse
Name:	Arne Juell-Skielse
Title:

By:	/s/Magnus Arve
Name:	Magnus Arve
Title:

[Signature Page to Letter Agreement regarding Extension of Cure Period]

Accepted and Agreed:

Genco Shipping & Trading Limited

By:	/s/ Apostolos Zafolias
Name:	Apostolos Zafolias
Title:	Chief Financial Officer

BALTIC TRADING LIMITED

By:	/s/ Apostolos Zafolias
Name:	Apostolos Zafolias
Title:	Chief Financial Officer

BALTIC BEAR LIMITED
BALTIC COUGAR LIMITED
BALTIC JAGUAR LIMITED
BALTIC LEOPARD LIMITED
BALTIC PANTHER LIMITED
BALTIC WOLF LIMITED
BALTIC BREEZE LIMITED
BALTIC COVE LIMITED
BALTIC WIND LIMITED
BALTIC MANTIS LIMITED
BALTIC SCORPION LIMITED
GENCO PIONEER LIMITED
GENCO PROGRESS LIMITED
GENCO LEADER LIMITED
GENCO WISDOM LIMITED

By:	/s/ Apostolos Zafolias
Name:	Apostolos Zafolias
Title:	Chief Financial Officer

[Signature Page to Letter Agreement regarding Extension of Cure Period]